EXHIBIT B

                  NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT


     This Non-Disclosure and Confidentiality Agreement (the "Agreement") is entered into and effective as of the _____ day of __________, 2000 by and between ____________________ ____________________, a __________ corporation
("__________"), with offices at ____________________,  and ____________________, a  ____________________  corporation  ("__________")  whose  principal  place of business is ____________________.  ____________________ and ____________________
may each be referred to as a "Party" and both as "Parties."

                                   WITNESSETH

     WHEREAS, Krida Overseas Investments Trading Limited, a Cyprus company ("Krida"), and NuPro Innovations Inc., a Delaware corporation ("NuPro"), entered into that certain Technology License Agreement as of June 1, 1999 (the "License Agreement"), pursuant to which Krida granted to NuPro certain rights to manufacture, market, sell and distribute NuPro Material (as defined in the License Agreement);

     WHEREAS, Krida and NuPro agreed not to disclose any Confidential Information (as defined in the License Agreement) in the License Agreement unless the party receiving such Confidential Information agreed to the terms of this Agreement;

     WHEREAS,   the  Parties   desire  to  engage  in   discussions   concerning
______________________________ with each other for their mutual benefit in connection with __________________________;

     WHEREAS, it may be necessary for a Party to disclose Confidential Information;

     WHEREAS,   the  Parties  desire  to  protect  the  confidentiality  of  any
Confidential Information disclosed or exchanged pursuant hereto.

     NOW, THEREFORE, for and in consideration of the mutual promises and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1 DISCLOSURE PARTY/RECEIVING PARTY. The party from whom any Confidential Information originates is the "Disclosing Party." The Party to whom any Confidential Information is disclosed is the "Receiving Party."
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     1.2  CONFIDENTIAL  INFORMATION.  The term "Confidential  Information" shall have the meaning set forth in the License Agreement.

2.   CONFIDENTIAL TREATMENT

     The parties hereto agree that a Receiving Party and its Representatives shall use the Confidential Information of the Disclosing Party solely for the purpose of evaluating a negotiated transaction between __________ and __________, that the Confidential Information of the Disclosing Party will be kept confidential and that it and its Representatives will not disclose any of the Confidential Information in any manner whatsoever. Each Party shall be responsible for any breach of this Agreement by any of its Representatives and each Party agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information of the other party.

     In addition, the parties hereto agree that, without the prior written consent of the Disclosing Party, a Receiving Party and its Representatives will not disclose to any other person the fact that the Disclosing Party's Confidential Information has been made available to it, that discussions or negotiations are taking place concerning a possible transaction between the ____________________ and _______________ or any of the terms, conditions or other facts with respect thereto (including the status thereof) PROVIDED, that either party hereto may make such disclosure if in the opinion of its outside counsel such disclosure must be made in order that it not commit a violation of law. The term "person" as used in this Agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

3.   TERM

     This Agreement is for an indefinite period of time unless earlier terminated by an agreement in writing of the Parties.

4.   APPROVED INDIVIDUALS

     The Parties agree that access to Confidential Information will be restricted only to those who have a material need for such Confidential Information relating to the purpose for which it was disclosed and that access to Confidential Information will be restricted only to employees and associates, including, without limitation, any consultants or agents used or employed by the receiving Party (the "Representatives"), who are bound by the terms of this Agreement or other non-disclosure and confidentiality agreements that provide the disclosing Party with all the protections against the disclosure included herein. Upon the execution of this Agreement, the Parties shall become third party beneficiaries of all such agreements. The Parties shall be responsible for any breach of this Agreement by any of their Representatives.

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5.   NOTICE OF REQUIRED DISCLOSURE

     The parties hereto agree that in the event that a Receiving Party or any of its Representatives are requested or required to disclose any of the Confidential Information of the Disclosing Party, such Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by a Receiving Party, such Receiving Party or any of its Representatives are nonetheless, in the written opinion of counsel, legally compelled to disclose Confidential Information of the Disclosing Party to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Receiving Party or its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Disclosing Party's Confidential Information which such counsel advises Receiving Party it is legally required to disclose, provided that such Receiving Party exercises its best efforts to preserve the confidentiality of the Disclosing Party's Confidential Information, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information by such tribunal.

6.   DISPOSITION OF CONFIDENTIAL INFORMATION

     All Confidential Information (and all copies thereof) furnished to the Receiving Party or its Representatives, shall be promptly destroyed or returned to the Disclosing Party within ten (10) days of a written request by the Disclosing Party and no copy thereof (or notes, analyses, compilations, interpretations or other documents prepared by the Receiving Party and its Representatives in connection therewith) shall be retained. This Agreement shall cover all disclosures made between the Parties during its Term and shall survive the termination of the Parties' association. Notwithstanding the return or destruction of Confidential Information, each party and its Representatives will continue to be bound by the obligations of confidentiality and other obligations hereunder.

7.   PUBLICITY

     Neither Party will publicly announce or disclose any term or condition contained in this Agreement or in the Confidential Information, advertise or release any publicity regarding this Agreement or the Confidential Information, or disclose that the aforesaid discussions are taking place or the nature of such discussions, without the prior written consent of the other Party, provided, however, that each Party shall be entitled to make such disclosures as may be required by law or court order, or necessary to enforce this Agreement, and then only with prior written notice given as soon as reasonably possible to the other Party.

8.   SPECIAL PROCEDURES OR CONDITIONS

     The transfer of Confidential Information hereunder may require special procedures or conditions. In such cases, the specific procedures or conditions shall be defined in an Addendum hereto and agreed to in writing by the Parties prior to disclosure. Such Addendum may be modified from time to time by written agreement of the Parties.

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9.   NO WARRANTIES

     Each party hereto understands and acknowledges that the other party and its Representatives make no representations or warranties, express or implied, as to the accuracy or completeness of such other party's Confidential Information. Each party understands and agrees that no contract or agreement providing for any transaction between ___________________ and ____________________ shall be deemed to exist between the parties by reason of this Agreement, and each party hereto hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with any transaction between __________________ and ___________________ unless and until _________________
and _________________ shall have entered into an agreement providing for the same.

10.  INJUNCTIVE RELIEF AND OTHER REMEDIES

     The recipient of Confidential Information disclosed pursuant hereto agrees that any breach or violation by any Party, its Representatives, or its or their assignees or heirs, of its or their obligations under this Agreement would cause irreparable injury to the disclosing Party. In any proceeding seeking injunctive relief to prevent any breaches or violations of this Agreement, the disclosing Party shall be entitled to appropriate injunctive relief without the posting of any bond or other security upon a showing of likelihood of success on the merits, and without a showing of irreparable harm, balancing of harms, consideration of the public interest, or the inadequacy of monetary damages as a remedy. In no event shall the injunctive relief described in this Section 10 be considered the disclosing Party's exclusive remedy for any breach or violation by the receiving Party or its Representatives of their obligations under this Agreement.

11.  INDEMNIFICATION

     Any Party breaching any term or condition of this Agreement shall indemnify, defend, and hold harmless the other Party from any claim, expense, or liability arising from such breach, in addition to the remedies set forth in
Section 10 herein.

12.  DISPUTE RESOLUTION

     All claims, disputes and other matters in controversy (herein called "dispute(s)") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section 12.

12.1 MEDIATION. Neither Party shall commence an arbitration proceeding pursuant to the provisions of Section 12.2 below unless such Party shall first give a written notice (a "Dispute Notice") to the other Party setting forth the nature of the dispute. The Parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (AAA) in effect on the date of the Dispute Notice. If the Parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the Dispute has not been resolved by mediation as

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     provided above within forty (40) days after delivery of the Dispute Notice, then the Dispute shall be determined by arbitration in accordance with the provisions of Section 12.2 hereof,

12.2 ARBITRATION.

     12.2.1 Any dispute  that is not settled  through  mediation  as provided in
     Section 12.1 above shall be resolved by arbitration in the City of ____________, _________, United States of America, governed by the Federal Arbitration Act, 9 U.S.C. 1 et seq., and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section 12.2, by a single arbitrator. Each Party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on the list submitted to the Parties by the AAA. In the event the Parties cannot agree on a mutually acceptable single arbitrator from the one or more lists submitted by the AAA, the AAA shall designate three persons which designees may, at the option of the Parties, include persons named on any list previously submitted by the AAA. Each Party shall be entitled to strike one of such three designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designee(s) which have not been so stricken by either Party in accordance with their indicated order of mutual preference to the extent possible. The arbitrator shall base the award on applicable law and judicial precedent and, unless both Parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall award the prevailing Party in the arbitration proceeding its reasonable attorneys' fees and costs incurred in connection with such arbitration proceedings. In addition, the arbitrator(s) shall have the authority to allocate at its/their discretion the costs of administration of the arbitration proceedings.

     12.2.2 Upon the application by either Party to a court for an order confirming, modifying, or vacating the arbitration award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator(s), the award should be confirmed, modified, or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the Parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator(s) shall be final and binding on the Parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified, or vacated.

12.3 COSTS AND ATTORNEYS' FEES. If either Party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition

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     or application for judicial review, the other Party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other Party in successfully compelling such arbitration or defending against the attempt to stay, vacate, or modify such arbitration award and/or successfully defending or enforcing the award.

12.4 TOLLING STATUTE OF LIMITATIONS. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 12 are pending. The Parties will take such action, if any, required to effectuate such tolling.

13.  MISCELLANEOUS

     13.1 NO WAIVER. No failure or delay by either Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof, preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder.

     13.2 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be construed as creating any obligation or an expectation by either Party to enter into a business relationship with the other Party, or an obligation to refrain from entering into a business relationship with any third Party.

     13.3 CHOICE OF LAW, CHOICE OF FORUM. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without regard to the conflict of laws principles thereof. The Company hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts of the State of Arizona (including the United States Bankruptcy Court for the District of Arizona) for any action, suit or proceeding arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding related thereto except in such courts. The Company further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts of the State of Arizona (including the United States Bankruptcy Court for the District of Arizona), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that service of any process, summons, notice or document by U.S. registered mail to the parties' addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court.

     13.4 SEVERABILITY. In the event of the invalidity of any portions of this Agreement under any applicable law, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement.

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     13.5 AMENDMENTS.  This  Agreement  may not be altered or amended  except by written agreement of the Parties hereto.

     13.6 NOTICES. Any notices required or permitted hereunder shall be sent by telegram or by Federal Express or similar overnight delivery service (return receipt requested) or delivered by hand, to the Parties at their respective addresses as set forth above. Any such notices shall be effective on the earlier of (a) the date of its receipt or (b) the date that is three (3) days after its mailing as provided herein. Each Party shall provide notice to the other Party of any change in its address in accordance with the provisions of this Section.

     13.7 COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which will be deemed an original and all of which together shall constitute one and the same Agreement.

     13.8 SUCCESSORS AND ASSIGNS. This Agreement is binding on each Party's successors and assigns including, without limitation, any affiliates, subsidiaries or related Parties.

     13.9 ENTIRE AGREEMENT. This Agreement and any Addendum thereto contain the entire agreement between the Parties as to the subject matter hereof and supersedes all prior oral or written agreements and understandings between the Parties. No other representations have been made relating to the subject mater hereof.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date written above.


By:                                     By:
    ---------------------------------       ---------------------------------

Name:                                   Name:
      -------------------------------         -------------------------------

Title:                                  Title:
       ------------------------------          ------------------------------

Telephone:                              Telephone:
           --------------------------              --------------------------

Fax:                                    Fax:
     --------------------------------        --------------------------------

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